                                   AGREEMENT


         AGREEMENT, dated as of this 22nd day of November, 1996, by and among, SFX Broadcasting, Inc., a Delaware corporation ("SFX"), Multi-Market Radio, Inc., a Delaware corporation ("MMR"), American Stock Transfer & Trust Company ("American Stock"), D.H. Blair Investment Banking Corporation, a New York corporation ("Blair"), Americorp Securities, Inc., a Delaware corporation ("Americorp"), and ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon").


                              W I T N E S S E T H


                  WHEREAS, pursuant to that certain Warrant Agreement, dated as of March 23, 1994 (the "Warrant Agreement"), by and among MMR, American Stock, Blair and Americorp, MMR issued an aggregate of 2,000,000 Class A Warrants and 2,000,000 Class B Warrants, each of which entitled the holder to purchase one share of Class A Common Stock, par value $.01 per share (the "MMR Class A Common Stock"), of MMR at an exercise price of $7.75 and $11.50, respectively (the Class A Warrants and the Class B Warrants are collectively referred to as the "Warrants");

         WHEREAS, the Warrant Agreement provides that American Stock act as Warrant Agent (sometimes referred to therein as "Transfer Agent") for the Warrants

         WHEREAS, pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of April 15, 1996, as amended (the "Merger Agreement"), by and among SFX, SFX Merger Company, a wholly-owned subsidiary of SFX ("Acquisition Sub"), and MMR, on November 22, 1996, Acquisition Sub merged (the "Merger") with and into MMR and, as a result, MMR became a wholly-owned subsidiary of SFX;

         WHEREAS, pursuant to Section 9(c) of the Warrant Agreement, SFX executed and delivered to American Stock an Assumption of Warrants, dated as of November 22, 1996 (the "Warrant Assumption"), wherein SFX assumed the obligations, rights and duties of MMR contained in the Warrants;

         WHEREAS, pursuant to the Warrant Assumption, each Warrant is exercisable for .2983 shares of the Class A Common Stock, $.01 par value per share ("SFX Class A Common Stock"), of SFX and the per share exercise price for the shares of SFX Class A Common Stock issuable upon the exercise of each Class A Warrant and Class B Warrant is $25.98 and $38.55, respectively (such warrants are hereinafter referred to as "Assumed Warrants"); and

         WHEREAS, the parties to this Agreement desire that ChaseMellon act as Warrant Agent for the Assumed Warrants.

         NOW, THEREFORE, intending to be legally bound, the undersigned hereby agree that ChaseMellon shall hereby assume the rights, obligations and duties of Warrant Agent (or, as such is from time to time described in the Warrant Agreement, the Transfer Agent), as described in the Warrant Agreement, with respect to the Assumed Warrants and that American Stock will be released from all obligations and duties of Warrant Agent or Transfer Agent under the Warrant Agreement with respect to the Assumed Warrants.

         IN WITNESS WHEREOF, the undersigned have caused this instrument to be signed by their duly authorized officers this 22nd day of November, 1996.


                        SFX BROADCASTING, INC.



                        By:  /s/      Howard J. Tytel
                             ------------------------
                             Name:    Howard J. Tytel
                             Title:   Executive Vice President and Secretary



                        MULTI-MARKET RADIO, INC.



                        By:  /s/     Howard J. Tytel
                             ------------------------
                             Name:   Howard J. Tytel
                             Title:  Executive Vice President and Secretary



                        AMERICAN STOCK TRANSFER & TRUST COMPANY



                        By:  /s/    Herbert J. Lemmer
                             ------------------------
                             Name:  Herbert J. Lemmer
                             Title:   Vice President



                        D.H. BLAIR INVESTMENT CORPORATION



                        By:  /s/     Martin A. Bell
                             ------------------------
                             Name:   Martin A. Bell
                             Title:  Vice Chairman

                               AMERICORP SECURITIES, INC.



                        By:  /s/    Thomas Yessman
                             ------------------------
                             Name:  Thomas Yessman
                             Title: Vice President



                         CHASEMELLON SHAREHOLDER SERVICES, L.L.C.



                         By: /s/    James E. Hagan
                             ------------------------
                             Name:  James E. Hagan
                             Title: Vice President